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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-72756 On Form S-8 of Dynacq International, Inc. (the "Company") of our report dated November 26, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended August 31, 2002

KenWood & Associates, P.C.
/s/ KenWood & Associates, P.C.
Sugar Land, Texas
November 22, 2002